UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd., St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 725-4477

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 12, 2021, Centene Corporation, a Delaware corporation (the “Company”), completed its previously announced underwritten public offering (the “Offering”) of $1,800,000,000 aggregate principal amount of senior notes. The $1,800,000,000 offering of senior notes included $500,000,000 aggregate principal amount of additional 2.450% Senior Notes due 2028 (the “Additional 2028 Notes”) at a premium to yield 2.31% and $1,300,000,000 aggregate principal amount of new 2.625% Senior Notes due 2031 (the “2031 Notes,” and together with the “Additional 2028 Notes,” the “Notes”). The Company intends to use the net proceeds of the Offering, together with a portion of the proceeds of certain term loans under the Company’s proposed amended and restated credit agreement and cash on hand to redeem all of the Company’s outstanding 5.375% Senior Notes due 2026 and WellCare Health Plans, Inc.’s, a Delaware corporation and a wholly-owned subsidiary of the Company, outstanding 5.375% Senior Notes due 2026 (together, the “Note Redemptions”), including all premiums, accrued interest and costs and expenses related to the Note Redemptions. Pending the application of the net proceeds of the Offering for the foregoing purposes, net proceeds may be temporarily used for general corporate purposes.

The Additional 2028 Notes are governed by the terms of the Base Indenture, dated as of October 7, 2020 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of July 1, 2021 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Additional 2028 Indenture”), between the Company and the Trustee.

The 2031 Notes are governed by the terms of the Base Indenture, as supplemented by the Fourth Supplemental Indenture, dated as of August 12, 2021 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “2031 Indenture,” and together with the Additional 2028 Indenture, the “Indentures” and each, an “Indenture”), between the Company and the Trustee.

The Additional 2028 Notes will mature on July 15, 2028 and the Company will pay interest on the Additional 2028 Notes semi-annually in arrears on January 15 and July 15, beginning on January 15, 2022. The 2031 Notes will mature on August 1, 2031 and the Company will pay interest on the 2031 Notes semi-annually in arrears on August 1 and February 1, beginning on February 1, 2022. The Notes will be the Company’s senior unsecured obligations and rank equally in right of payment with all of the Company’s existing and future senior indebtedness and will be senior in right of payment to any of the Company’s existing and future subordinated indebtedness. The Notes will be effectively junior to all existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will not be guaranteed by any of the Company’s subsidiaries.

The Company may redeem the Additional 2028 Notes at any time or from time to time in whole or in part, prior to May 15, 2028 (two months prior to the maturity date of the Additional 2028 Notes) (the “2028 Par Call Date”), at its option at a redemption price equal to the greater of: (i) 100% of the principal amount of the Additional 2028 Notes being redeemed on that redemption date, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Additional 2028 Notes being redeemed (exclusive of interest accrued to, but excluding, the date of redemption) that would be due if such Additional 2028 Notes matured on the 2028 Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Third Supplemental Indenture) plus 50 basis points, plus, in each case, accrued and unpaid interest on the Additional 2028 Notes being redeemed, if any, to, but excluding, the date of redemption. The Company may also redeem the Additional 2028 Notes at any time or from time to time in whole or in part, on and after the 2028 Par Call Date, at its option at a redemption price equal to 100% of the principal amount of the Additional 2028 Notes being redeemed, plus accrued and unpaid interest on the Additional 2028 Notes being redeemed, if any, to, but excluding, the date of redemption.

Subject to certain limitations, if the Company experiences specific kinds of changes of control, it will be required to make an offer to purchase the Additional 2028 Notes at a purchase price equal to 101% of the principal amount of the Additional 2028 Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Company may redeem the 2031 Notes at any time or from time to time in whole or in part, prior to May 1, 2031 (three months prior to the maturity date of the 2031 Notes) (the “2031 Par Call Date”), at its option at a redemption price equal to the greater of: (i) 100% of the principal amount of the 2031 Notes being redeemed on that redemption date, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2031 Notes being redeemed (exclusive of interest accrued to, but excluding, the date of redemption) that would be due if such 2031 Notes matured on the 2031 Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Fourth Supplemental Indenture) plus 50 basis points, plus, in each case, accrued and unpaid interest on the 2031 Notes being redeemed, if any, to, but excluding, the date of redemption. The Company may also redeem the 2031 Notes at any time or from time to time in whole or in part, on and after the 2031 Par Call Date, at its option at a redemption price equal to 100% of the principal amount of the 2031 Notes being redeemed, plus accrued and unpaid interest on the 2031 Notes being redeemed, if any, to, but excluding, the date of redemption.

Subject to certain limitations, if the Company experiences specific kinds of changes of control, it will be required to make an offer to purchase the 2031 Notes at a purchase price equal to 101% of the principal amount of the 2031 Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Indentures provide for customary events of default, including failure to make required payments; failure to comply with certain agreements or covenants; failure to pay, or acceleration of, certain other material indebtedness; certain events of bankruptcy and insolvency; and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes of each series to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes of each series.

The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3ASR (Registration No. 333-238050) under the Securities Act of 1933, as amended, which was filed with the Securities and Exchange Commission (“SEC”) and became effective on May 6, 2020. The Company has filed with the SEC a prospectus supplement, dated July 29, 2021, together with the accompanying prospectus, dated May 6, 2020, relating to the offering and sale of the Notes.

The foregoing description of the Base Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Notes is qualified in its entirety by reference to the full text of the Base Indenture, Third Supplemental Indenture and the form of Note due 2028, each of which are incorporated herein by reference, and each of the Fourth Supplemental Indenture and the form of Note due 2031, each of which are attached to this Current Report and are incorporated herein by reference on Form 8-K as Exhibits 4.4 and 4.5, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
4.1
Base Indenture, dated as of October 7, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, dated October 7, 2020)

4.2
Third Supplemental Indenture, dated as of July 1, 2021, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K, dated July 1, 2021)

4.3	Form of 2.450% Senior Note due 2028 (included in Exhibit 4.2)
4.4	Fourth Supplemental Indenture, dated as of August 12, 2021, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee
4.5	Form of 2.625% Senior Note due 2031 (included in Exhibit 4.4)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date: August 12, 2021	By:	/s/ Andrew L. Asher
Andrew L. Asher
Executive Vice President and Chief Financial Officer